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                                                                     Exhibit 1.2









                           ARMSTRONG WORLD INDUSTRIES, INC.


                                      7,000,000
                __% Participating Exchangeable Premium Securities-SM-
                                   due July 1, 2001
                         (Payable in Shares of Common Stock,
              Par Value $.01 per Share, of Dal-Tile International Inc.)



                                      9,000,000
                   Shares of Common Stock, Par Value $.01 per Share
                            of Dal-Tile International Inc.



                                UNDERWRITING AGREEMENT




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                                        June __, 1998


The Underwriters named on Schedules I and II hereto
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

     Armstrong World Industries, Inc., a Pennsylvania corporation ("AWI"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "PEPS UNDERWRITERS") an aggregate of __________ of its __% Participating Exchangeable Premium Securities due _________, 2001 (the "FIRM PEPS") to be issued pursuant to the provisions of the Indenture dated as of August 6, 1996 (as supplemented by the First Supplemental Indenture dated as of June __, 1998, the "INDENTURE"), by and between AWI and Chase Manhattan, N.A., as Trustee (the "TRUSTEE") relating to Senior Debt Securities (as such term is defined in the Indenture) of AWI.

     AWI also proposes to issue and sell to the several PEPS Underwriters not more than an additional 1,050,000 __% Participating Exchangeable Premium Securities due 2001 (the "ADDITIONAL PEPS") if and to the extent that you, as the Managers of the offering, shall have determined to exercise, on behalf of the PEPS Underwriters, the right to purchase such securities granted to the Underwriters in Section 2(a) hereof. The Firm PEPS and the Additional PEPS are hereinafter collectively referred to as the "PEPS." At maturity the principal amount of each PEPS will be mandatorily exchanged by AWI into shares of the Common Stock, par value $.01 (the "COMMON STOCK"), of Dal-Tile International Inc. ("DAL-TILE"), subject to AWI's right to pay cash in lieu of delivering such shares.

     AWI has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to, among other securities, senior debt securities of AWI of which the PEPS will represent a class, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "AWI PROSPECTUS SUPPLEMENT") specifically relating to the PEPS pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "AWI REGISTRATION STATEMENT" means the registration statement filed on Form S-3 and declared effective on November 1, 1996, including the exhibits thereto, as amended to the date of this Agreement.


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The term "BASIC AWI PROSPECTUS" means the prospectus included in the AWI
Registration Statement. The term "AWI PROSPECTUS" means the Basic AWI Prospectus together with the AWI Prospectus Supplement. The term "AWI PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the PEPS, together with the Basic AWI Prospectus. As used herein, the terms "Basic AWI Prospectus," "AWI Prospectus" and "AWI preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein.

     Additionally, AWI and Armstrong Enterprises, Inc., a Vermont corporation ("AEI") and a direct wholly-owned subsidiary of AWI (AEI and AWI, collectively being referred to as the "SELLERS"), jointly and severally propose to sell to the several Underwriters named in Schedule II hereto (the "Secondary Shares Underwriters," and together with the PEPS Underwriters, the "UNDERWRITERS") an aggregate 9,000,000 shares (the "FIRM SHARES") of Common Stock. The Sellers also propose to sell to the several Secondary Shares Underwriters not more than an additional 1,315,822 shares of Common Stock (the "ADDITIONAL SHARES") if and to the extent that you, as the Managers of the offering, shall have determined to exercise, on behalf of the Secondary Shares Underwriters, the right to purchase such shares of Common Stock granted to the Secondary Shares Underwriters in Section 2(b) hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SECONDARY SHARES."

     In connection with the foregoing and pursuant to the Shareholders Agreement dated December 29, 1995 (as amended July 15, 1996, the "SHAREHOLDERS AGREEMENT") by and among Dal-Tile International Inc., AEA Investors Inc. DTI Investors LLC, AWI, AEI and Armstrong Cork Finance Corporation, Dal-Tile has filed with the Commission a registration statement, including, (i) a prospectus relating to AWI's offer for sale of 7,000,000 shares (the "PEPS SHARES") of Common Stock deliverable to holders of the PEPS at the maturity thereof and (ii) a prospectus relating to the Secondary Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "DAL-TILE REGISTRATION STATEMENT"; each of the prospectus in the form first used to confirm sales of Secondary Shares (the "SECONDARY SHARES PROSPECTUS") and the prospectus in the form first used to confirm sales of PEPS Shares deliverable upon mandatory exchange of the PEPS (the "PEPS SHARES PROSPECTUS") is hereinafter referred to as a "DAL-TILE PROSPECTUS." The term "DAL-TILE PRELIMINARY PROSPECTUS" means a preliminary prospectus relating to either the Secondary Shares or the PEPS Shares. As used herein, the terms "Dal-Tile Prospectus" and "Dal-Tile


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preliminary prospectus" shall include in each case the documents, if any, incorporated by refinance therein. If Dal-Tile has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 DAL-TILE REGISTRATION STATEMENT"), then any reference herein to the term "DAL-TILE REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Dal-Tile Registration Statement.

     The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents subsequently filed by AWI or Dal-Tile with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the AWI Prospectus or either Dal-Tile Prospectus, respectively.

     Pursuant to the Shareholders Agreement, Dal-Tile has also entered into an indemnification agreement (the "DAL-TILE INDEMNIFICATION AGREEMENT") dated as of the date hereof with the Underwriters, relating to the offering of the PEPS and the Secondary Shares and the above-referenced registration statement filed by Dal-Tile.

     1. REPRESENTATIONS AND WARRANTIES OF SELLERS. (a) AWI represents and warrants to and agrees with each of the Underwriters that:

               (i) The AWI Registration Statement became effective on November 1, 1996; no stop order suspending the effectiveness of the AWI Registration Statement is in effect and, no proceedings for such purpose are pending before, or to AWI's knowledge after reasonable investigation, threatened by the Commission.

               (ii) (A)Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the AWI Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,(B) each part of the AWI Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,(C) the AWI Registration Statement and the AWI Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) the AWI Prospectus does not contain and, as amended or supplemented, if


                                          3

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          applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a)(ii) do not apply (1) to statements or omissions in the AWI Registration Statement or the AWI Prospectus based upon information relating to any PEPS Underwriter furnished to AWI in writing by any such PEPS Underwriter through the Managers expressly for use therein or (2) to that part of the AWI Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee.

               (iii) AWI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the AWI Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on AWI and its subsidiaries, taken as a whole.

               (iv) Each "significant subsidiary" (as that term is used in Rule 1-02(w) of Regulation S-X under the Securities Act), which shall include, without limitation, AEI, Armstrong World Industries (Delaware), Inc., Armstrong World Industries Ltd., Armstrong World Industries GmbH, Armstrong Cork Finance Corporation, (each, a "MATERIAL SUBSIDIARY") of AWI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the AWI Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on AWI and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are


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          owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (v) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by AWI and is a valid and binding agreement of AWI, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (vi) The PEPS have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of AWI enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (vii) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of AWI and its subsidiaries, taken as a whole, from that set forth in the AWI Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (viii) There are no legal or governmental proceedings pending or, to the best of AWI's knowledge, threatened to which AWI or any of its subsidiaries is a party or to which any of the properties of AWI or any of its subsidiaries is subject that are required to be described in the AWI Registration Statement or the AWI Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the AWI Registration Statement or the AWI Prospectus or to be filed or incorporated by reference as exhibits to the AWI Registration Statement that are not described, filed or incorporated as required.

               (ix) Each preliminary prospectus filed as part of the AWI Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (x) AWI and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),(B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on AWI and its subsidiaries, taken as a whole.

               (xi) To the best of AWI's knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, in AWI's judgment reasonably be expected to have a material adverse effect on AWI and its subsidiaries, taken as a whole.

          (b) Each of the Sellers represents and warrants to and agrees with each of the Underwriters that:

               (i) This Agreement has been duly authorized, executed and delivered by AWI and AEI.

               (ii) AEI has, and immediately prior to any delivery of the PEPS Shares pursuant to the terms of the PEPS, AWI will have valid title to such PEPS Shares and the legal right and power to sell, transfer and deliver such PEPS Shares, and delivery of such PEPS Shares pursuant to the terms of the PEPS will pass title to


                                          6

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          such PEPS Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

               (iii) Each of AWI and AEI is not, and after giving effect to the offering and sale of the PEPS and the Secondary Shares and the application of the proceeds thereof as described in the AWI Prospectus or the Secondary Shares Prospectus, as the case may be, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (iv) AEI has, and on the Closing Date will have, valid title to the Secondary Shares and the legal right and power to sell, transfer and deliver such Secondary Shares, and delivery of the Secondary Shares to be sold by the Sellers pursuant to this Agreement will pass title to such Secondary Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

               (v) The execution and delivery by AWI of, and the performance by AWI of its obligations under, this Agreement, the Indenture and the PEPS and the execution and delivery by AEI of, and the performance by AEI of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of AWI or any of its subsidiaries or any agreement or other instrument binding upon AWI or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over AWI or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by AWI of its obligations under this Agreement, the Indenture or the PEPS or by AEI of its obligations under this Agreement.

     2. AGREEMENTS TO SELL AND PURCHASE. (a) AWI hereby agrees to sell to the several PEPS Underwriters, and each PEPS Underwriter upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from AWI at $______ per PEPS (the "PEPS PURCHASE PRICE") the number of Firm PEPS set forth in Schedule I hereto opposite the name of such PEPS Underwriter.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, AWI agrees to sell to the Underwriters the Additional PEPS, and the PEPS Underwriters shall have a


                                          7

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one-time right to purchase, severally and not jointly, up to 1,050,000
Additional PEPS at the PEPS Purchase Price. If Morgan Stanley & Co. Incorporated and Smith Barney Inc., as representatives of the PEPS Underwriters (the "PEPS MANAGERS"), on behalf of the PEPS Underwriters, elect to exercise such option, the PEPS Managers shall so notify AWI in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional PEPS to be purchased by the PEPS Underwriters and the date on which such Additional PEPS are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional PEPS may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm PEPS. If any Additional PEPS are to be purchased, each PEPS Underwriter agrees, severally and not jointly, to purchase the number of Additional PEPS (subject to such adjustments to eliminate fractional PEPS as the PEPS Managers may determine) that bears the same proportion to the total number of Additional PEPS to be purchased as the number of Firm PEPS set forth in Schedule I hereto opposite the name of such PEPS Underwriter bears to the total number of Firm PEPS.

          (b) The Sellers hereby jointly and severally agree to sell to the several Secondary Shares Underwriters, and each Secondary Shares Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Sellers at $______ a share (the "SECONDARY SHARES PURCHASE PRICE") the number of Firm Shares set forth in Schedule II hereto opposite the name of such Secondary Shares Underwriter.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Sellers jointly and severally agree to sell to the Secondary Shares Underwriters the Additional Shares, and the Secondary Shares Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,315,822 Additional Shares at the Secondary Shares Purchase Price. If Morgan Stanley & Co. Incorporated, Smith Barney Inc. and Lazard Freres & Co., LLC, as representatives of the Secondary Shares Underwriters (the "SECONDARY MANAGERS"), on behalf of the Secondary Shares Underwriters, elect to exercise such option, the Secondary Managers shall so notify AWI in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Secondary Shares Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the


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     Firm Shares.  If any Additional Shares are to be purchased, each Secondary
     Shares Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Secondary Shares Underwriter bears to the total number of Firm Shares.

          (c) Each of AWI and AEI agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 90 days after the date of this Agreement, (i) offer, pledge, loan, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of the ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise; PROVIDED that the prohibitions contained in (i) and (ii) above shall not apply to transfers between AWI and AEI. In addition, each of AWI and AEI agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 90 days after the date of this Agreement make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to
     (A) the PEPS and the Secondary Shares to be sold hereunder or (B) the PEPS Shares offered hereunder.

     3. TERMS OF PUBLIC OFFERING. (a) AWI is advised by the PEPS Managers that the PEPS Underwriters propose to make a public offering of their respective portions of the PEPS as soon after this Agreement has become effective as in the PEPS Managers' judgment is advisable. The terms of the public offering of the PEPS are set forth in the AWI Prospectus. AWI is further advised by the PEPS Managers that the PEPS are to be offered to the public initially at a purchase price per PEPS of $___ (the "PEPS PUBLIC OFFERING PRICE") and to certain dealers selected by the PEPS Managers at a price that represents a concession not in excess of $___ per PEPS under the PEPS Public Offering Price, and that the PEPS Managers may allow, and such dealers may reallow, a concession, not in excess of $___ per PEPS, to certain dealers.

          (b) The Sellers are advised by the Secondary Managers that the Secondary Shares Underwriters propose to make a public offering of their


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     respective portions of the Secondary Shares as soon after the Dal-Tile
     Registration Statement and this Agreement have become effective as in the Secondary Managers' judgment is advisable. AWI is further advised by the Secondary Managers that the Secondary Shares are to be offered to the public initially at $___ a share (the "SECONDARY SHARES PUBLIC OFFERING PRICE") and to certain dealers selected by the Secondary Managers at a price that represents a concession not in excess of $____ a share under the Secondary Shares Public Offering Price, and that any Secondary Shares Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Secondary Shares Underwriter or to certain other dealers.

     4. PAYMENT AND DELIVERY. (a) (i) Payment for the Firm PEPS to be sold by AWI shall be made to AWI in Federal or other funds immediately available in New York City against delivery of such Firm PEPS for the respective accounts of the several PEPS Underwriters on the Closing Date at 10:00 A.M., New York City time, on July __, 1998, or at such other time on the same or such other date, not later than July __, 1998, as shall be designated in writing by the PEPS Managers. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

               (ii) Payment for any Additional PEPS shall be made to AWI in Federal or other funds immediately available in New York City against delivery of such Additional PEPS for the respective accounts of the several PEPS Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 2(a) or at such other time on the same or on such other date, in any event not later than July __, 1998, as shall be designated in writing by the PEPS Managers. The time and date of such payment are hereinafter referred to as the "ADDITIONAL PEPS CLOSING DATE."

               (iii) Certificates for the Firm PEPS and Additional PEPS shall be in definitive form and registered in such names and in such denominations as the PEPS Managers shall request in writing not later than one full business day prior to the Closing Date or the Additional PEPS Closing Date, as the case may be. The certificates evidencing the Firm PEPS and Additional PEPS shall be delivered to the PEPS Managers on the Closing Date or the Additional PEPS Closing Date, as the case may be, for the respective accounts of the several PEPS Underwriters, with any transfer taxes payable in connection with the transfer of the PEPS to the PEPS Underwriters duly paid, against payment of the PEPS Purchase Price therefor.


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

          (b) (i) Payment for the Firm Shares to be sold by the Sellers shall be made to AEI in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Secondary Shares Underwriters at 10:00 A.M., New York City time, on the Closing Date.

               (ii) Payment for any Additional Shares shall be made to AEI in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Secondary Shares Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 2(b) or at such other time on the same or on such other date, in any event not later than July __, 1998, as shall be designated in writing by the Secondary Managers. The time and date of such payment are hereinafter referred to as the "ADDITIONAL SHARES CLOSING DATE."

               (iii) Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as the Secondary Managers shall request in writing not later than one full business day prior to the Closing Date or the Additional Shares Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to the Secondary Managers on the Closing Date or the Additional Shares Closing Date, as the case may be, for the respective accounts of the several Secondary Shares Underwriters, with any transfer taxes payable in connection with the transfer of the Secondary Shares to the Secondary Shares Underwriters duly paid, against payment of the Secondary Shares Purchase Price therefor.

          The term "ADDITIONAL SHARES CLOSING DATE" as used herein shall mean the Additional PEPS Closing Date or the Additional Shares Closing Date, in each case as the context shall require.

     5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. (i) The obligation of AWI to sell the PEPS to the PEPS Underwriters and the several obligations of the PEPS Underwriters to purchase and pay for the PEPS and (ii) the obligation of the Sellers to sell the Secondary Shares to the Secondary Shares Underwriters and the several obligations of the Secondary Shares Underwriters to purchase and pay for the Secondary Shares are subject to the respective conditions that (x) the AWI Registration Statement and the Dal-Tile Registration Statement, in the case of clause (i), and the Dal-Tile Registration Statement, in the case of clause (ii), shall have become effective not later than 5:00 P.M. (New York City time) on the date hereof.


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

          The several obligations of the PEPS Underwriters to purchase the PEPS and the several obligations of the Secondary Shares Underwriters to purchase the Secondary Shares are each subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of AWI's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of each of AWI or Dal-Tile and its respective subsidiaries, taken as a whole, from that set forth in the AWI Prospectus or the Dal-Tile Prospectuses, as the case may be (in either case, exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), that, in the judgment of the PEPS Managers or the Secondary Managers, as the case may be, is material and adverse and that makes it, in the judgment of the PEPS Managers, impracticable (i) with respect only to the several obligations of the PEPS Underwriters, to market the PEPS on the terms and in the manner contemplated in the AWI Prospectus or (ii) with respect only to the several obligations of the Secondary Shares Underwriters, to market the Secondary Shares on the terms and in the manner contemplated in the Secondary Shares Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of AWI, to the effect set forth in clause 5(a)(i) above and to the effect that the representations and warranties of AWI contained in this Agreement are true and correct as of the Closing Date and that each of the Sellers has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Buchanan Ingersoll Professional Corporation, counsel for AWI, dated the Closing Date, to the effect that:

               (i) AWI is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the AWI Prospectus.

               (ii) this Agreement has been duly authorized, executed and delivered by AWI and AEI;

               (iii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by AWI and is a valid and binding agreement of AWI, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (iv) the PEPS have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, will conform to the description thereof contained in the AWI Prospectus and will be valid and binding obligations of AWI enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (v) the statements in the AWI Prospectus under the captions, "Relationship between Armstrong and Dal-Tile," "Description of Debt Securities," Description of Capital Stock," "Description of Depositary Shares" and "Description of the PEPS," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for and fairly summarize the matters referred to therein, and the statements in the AWI Prospectus under the captions "Prospectus Supplement Summary -- The PEPS

          Offering -- United States Taxation" and "United States Taxation" fairly present, subject to the limitations expressed therein, the principal United States federal income tax consequences of an investment in the PEPS;

               (vi) the execution and delivery by AWI of, and the performance by each of AWI and AEI of its respective obligations under, this Agreement, and the performance by AWI of its obligations under the Indenture and the PEPS will not contravene any provision of applicable law (except to the extent that the federal securities laws may limit or restrict any indemnification provisions set forth in this Agreement) or the articles of incorporation or by-laws of AWI or AEI, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by AWI or AEI of its obligations under this Agreement, or the performance by AWI of its obligations under the Indenture or the PEPS;

               (vii) delivery of the Secondary Shares to be sold by AEI pursuant to this Agreement will pass title to such Secondary Shares free and clear of any security interests, claims, liens, equities and other encumbrances to each of the several Underwriters who have purchased such Secondary Shares without notice of an "adverse claim" thereto (as defined in Section 8-102 of the UCC);

               (viii) upon delivery of the PEPS Shares pursuant to the terms of the PEPS, registration of the transfer of the PEPS Shares to, and registration of the PEPS Shares in the name of, Cede & Co. ("Cede") or such other nominee as may be designated by the Depository Trust Company ("DTC") and crediting of the PEPS Shares on the books of DTC to securities accounts (the "Securities Accounts") of the various beneficial owners of the PEPS who are direct participants in DTC (assuming that each of such beneficial owners, DTC and Cede (or such other nominee as may be designated by DTC) lacks notice of any "adverse claim" (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to the PEPS Shares), (A) Cede or such other nominee designated by DTC will be a "protected purchaser" of the PEPS Shares within the meaning of Section 8-303 of the UCC, (B) the beneficial owners of the PEPS Shares who are direct participants in DTC will acquire valid "security entitlements" in respect of the PEPS Shares within the meaning of Section 8-102 of the UCC and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to the PEPS Shares may be asserted against such beneficial owners with respect to such security entitlements (assuming that such beneficial owners lack notice of any such adverse claim);

               (ix) each of AWI and AEI is not, and after giving effect to the offering and sale of the PEPS and the Secondary Shares and the application of the proceeds thereof as described in the AWI Prospectus or the Secondary Shares Prospectus, as the case may be, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (x) Dal-Tile Corporation is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Dal-Tile Registration Statement and each Dal-Tile Prospectus; and

               (xi) such counsel is of the opinion that (A)each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the AWI Prospectus (except for financial statements and related schedules and other financial data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) the AWI Registration Statement and the AWI Prospectus comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; PROVIDED, HOWEVER, that such counsel need not express any opinion or belief as to, with respect to clause (B) above, the financial statements, including the notes and schedules thereto, and financial or statistical data contained or referred to in, or incorporated by reference to in, or incorporated by reference in, the AWI Registration Statement or the AWI Prospectus.

          Such counsel shall also state in such opinion that such counsel has no reason to believe that (A) each part of the AWI Registration Statement, at the time it became effective, and as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the AWI Prospectus, as of the date of the AWI Prospectus and as of the date such opinion is delivered, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel need not express any opinion or belief as to (1) with respect to clause (A) above, that part of the AWI Registration Statement which constitutes the Statement of Eligibility (Form T-1 under the Trust Indenture Act) of the Trustee or (2) with respect to clauses (A) and (B) above, the financial statements, including the notes and schedules thereto, and any financial or statistical data contained or referred to in, or incorporated by reference in, the AWI Registration Statement or the AWI Prospectus.

          In rendering its opinion, Buchanan Ingersoll Professional Corporation may rely (i) as to matters of New York law, on the opinion of Davis Polk & Wardwell referred to in Section 5(e) hereof, and (ii) as to factual matters, on certificates of officers of AWI and its subsidiaries and on certificates of public officials. With respect to matters of Vermont law, Buchanan Ingersoll Professional Corporation may state that in rendering their opinion they have assumed that there are no differences material to such opinion between the laws of the State of Vermont and the laws of the Commonwealth of Pennsylvania. With respect to Section 5(c)(xi) and the immediately preceding paragraph Buchanan Ingersoll Professional Corporation may state that their opinion and belief are based upon their participation in the preparation of the AWI Registration Statement and AWI Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          The opinion of Buchanan Ingersoll Professional Corporation described in this Section 5(c) shall be rendered to the Underwriters at the request of AWI and shall so state therein.

          (d) The Underwriters shall have received on the Closing Date an opinion of Deborah K. Owen, General Counsel of AWI, dated the Closing Date, to the effect that:

               (i) each Material Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the AWI Prospectus; and each of AWI and each of its Material Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on AWI and its subsidiaries, taken as a whole;

               (ii) the statements (A) in the AWI Registration Statement under Item 15,(B) in "Item 3 - Legal Proceedings" of AWI's most recent annual report on Form 10-K incorporated by reference in the AWI Prospectus and (C) in "Item 1 - Legal Proceedings" of Part II of AWI's quarterly reports on Form 10-Q filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, and, in each case, as modified by any subsequently filed Current Report on Form 8-K, and in the AWI Prospectus under "Recent Developments," fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (iii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which AWI or any of its Material Subsidiaries is a party or to which any of the properties of AWI or any of its Material Subsidiaries is subject that are required to be described in the AWI Registration Statement or the AWI Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the AWI Registration Statement or the AWI Prospectus or to be filed or incorporated by reference as exhibits to the AWI Registration Statement that are not described, filed or incorporated as required;

               (iv) to the best of AWI's knowledge, after due inquiry, AWI and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on AWI and its subsidiaries, taken as a whole;

               (v) to the best of AWI's knowledge, after due inquiry, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, in AWI's judgment reasonably be expected to have a material adverse effect on AWI and its subsidiaries, taken as a whole, and which have not been previously disclosed in the AWI Registration Statement;

               (vi) the execution and delivery by AWI of, and the performance by AWI of its obligations under, this Agreement, the Indenture and the PEPS will not contravene any provision of the articles of incorporation or by-laws of AWI or, to the best of such counsel's knowledge, any agreement or other instrument binding upon AWI or any of its subsidiaries that is material to AWI and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over AWI or any subsidiary;

               (vii) AEI has valid title to the Secondary Shares and AWI will have, upon settlement of the PEPS title to the PEPS Shares and the legal right and power to sell, transfer and deliver the Secondary Shares and the PEPS Shares;

          (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(ii), 5(c)(iii), 5(c)(iv) and 5(c)(v) (but only as to the statements under "Description of the PEPS" and "Underwriters") and clause (A) of the antepenultimate paragraph of Section 5(c) (but only as of the date such opinion is delivered) and clauses, 5(c)(xi)(A) and 5(c)(xi)(B) above, in each case subject to the applicable clauses of the provisos contained in

     Section 5(c)(xi) and the antepenultimate paragraph of Section 5(c) . In rendering such opinion, Davis Polk & Wardwell may rely as to all matters of Pennsylvania law upon the opinion of Buchanan Ingersoll referred to in
     Section 5(c) above. With respect to clause (A) of the antepenultimate paragraph of Section 5(c) and clauses 5(c)(xi)(A) and 5(c)(xi)(B) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the AWI Registration Statement and AWI Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

          (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 2(c)(vi), 2(c)(xii) (but only as to the statements in each Dal-Tile Prospectus under "Description of Capital Stock," in the Secondary Shares Prospectus under "Underwriting" and in the PEPS Shares Prospectus under "Plan of Distribution") and 2(c)(xii) of the Dal-Tile Indemnification Agreement.

          With respect to such Section 2(c)(xii) of the Dal-Tile Indemnification Agreement, Davis Polk & Wardwell may state that their opinion and belief are based upon its participation in the preparation of the Dal-Tile Registration Statement and each Dal-Tile Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          (g) The Underwriters shall have received on each of the date hereof and the Closing Date letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from AWI's and Triangle Pacific Corp.'s respective independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the AWI Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The "lock-up" agreements between the you and certain shareholders, officers and directors of each of AWI and AEI relating to sales and certain other dispositions of shares of Common Stock and certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (i) The Dal-Tile Indemnification Agreement shall be in effect as of the Closing Date; the representations and warranties of Dal-Tile contained in the Dal-Tile Indemnification Agreement shall be true and correct as of the date hereof and as of the Closing Date; Dal-Tile shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under the Dal-Tile Indemnification Agreement on or before the Closing Date; the Underwriters shall have received on the Closing Date the certificates, opinions and letters described in Sections 2(c), 2(d), 2(e) and 2(f) of the Dal-Tile Indemnification Agreement; and the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Dal-Tile, to the effect that the representations and warranties of Dal-Tile contained in the Dal-Tile Indemnification Agreement are true and correct as of the Closing Date and that Dal-Tile has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied thereunder on or before the Closing Date.

          (j) The Shares shall have been listed or approved for listing on the New York Stock Exchange.

     The several obligations of the Underwriters to purchase Additional Shares or Additional PEPS hereunder are subject to the delivery to you on the Additional Shares Closing Date and Additional PEPS Closing Date, respectively, of such documents as you may reasonably request with respect to the good standing of AWI, AEI and/or Dal-Tile, the due authorization and issuance of the Additional Shares or Additional PEPS, as the case may be, and other matters related to the issuance of the Additional Shares or Additional PEPS, as the case may be.

     6. COVENANTS OF AWI. In further consideration of the agreements of the Underwriters herein contained, AWI covenants with each Underwriter as follows:

          (a) To furnish the PEPS Managers, without charge, 5 signed copies of the AWI Registration Statement (including exhibits thereto) and 5 copies of the AWI Prospectus and for delivery to each other PEPS Underwriter a conformed copy of the AWI Registration Statement (without exhibits thereto) and a copy of the AWI Prospectus in each case not later than 10:00 A.M. on the day following the date hereof and, during the period mentioned in paragraph 6(c) below, as many copies of the AWI Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the AWI Registration Statement as the PEPS Managers may reasonably request.

          (b) Before amending or supplementing the AWI Registration Statement or the AWI Prospectus with respect to the PEPS, to furnish to the PEPS Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the PEPS Managers reasonably object.

          (c) If, during such period after the first date of the public offering of the PEPS as, in the opinion of counsel for the Underwriters, the AWI Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the AWI Prospectus in order to make the statements therein, in the light of the circumstances when the AWI Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable judgment of AWI or in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the AWI Prospectus to comply with applicable law, AWI will forthwith prepare and file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the PEPS Managers will furnish to AWI) to which PEPS may have been sold by the PEPS Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the AWI Prospectus so that the statements in the AWI Prospectus as so amended or supplemented will not, in the light of the circumstances when the AWI Prospectus is delivered to a purchaser, be misleading or so that the AWI Prospectus, as amended or supplemented, will comply with applicable law.

          (d) To cooperate with Underwriter's counsel to qualify the PEPS for offer and sale under the securities or Blue Sky laws of such jurisdictions as the PEPS Managers shall reasonably request and to maintain such qualification for as long as the PEPS Managers shall reasonably request; PROVIDED that in connection therewith AWI shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

          (e) To make generally available to AWI's security holders and to the PEPS Managers as soon as practicable an earnings statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of AWI's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (f) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the AWI Prospectus and all amendments and supplements thereto;
     (ii) the preparation, issuance and delivery of the PEPS; (iii) the fees and disbursements of AWI's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the PEPS and the Shares under state securities or Blue Sky laws in accordance with the provisions of Section 6(d) and Section 3(d) of the Dal-Tile Indemnification Agreement, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda (the cost of which shall not exceed $3,000); (v) the printing and delivery to the Underwriters in quantities as herein above stated of copies of, and all amendments thereto of any preliminary prospectus and the AWI Prospectus; (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the PEPS; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the PEPS; (ix) all document production charges and expenses of counsel to the Underwriters incurred in connection with the preparation of this Agreement, the Indemnification Agreement and the Indenture; (x) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (xi) any expenses incurred by AWI in connection with a "road show" presentation to potential investors, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of AWI, travel and lodging expenses of the representatives and officers of AWI and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (xii) all other costs and expenses incident to the performance of the obligations of AWI hereunder for which provision is not otherwise made in this Section.

     The provisions of this Section shall not supersede or otherwise affect any agreement that Dal-Tile and AWI may otherwise have for the allocation of such expenses among themselves.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) AWI agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the AWI Registration Statement or any amendment thereof, any preliminary prospectus of AWI or the AWI Prospectus (as amended or supplemented if AWI shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (A) except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to AWI in writing by such Underwriter through the Managers expressly for use therein, or (B) except that AWI shall not be liable to any Underwriter under this Section 7 to the extent that any such loss, claim, liability or judgment results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, an AWI preliminary prospectus if such untrue statement or omission was completely corrected in the applicable AWI Prospectus Supplement prior to the written confirmation of the sale of the PEPS or Shares, as the case may be, giving rise to such loss, claim, liability or judgment if AWI shall sustain the burden of proving (x) that such Underwriter sold the PEPS or Shares, as the case may be, to the person alleging such loss, claim, damage or liability without sending or giving the applicable AWI Prospectus Supplement or applicable Dal-Tile Prospectus, as the case may be, to such person at or prior to the time of written confirmation of the sale of the PEPS or Shares, as the case may be, giving rise to such loss, claim, liability or judgment and that such delivery to such person was required by law, (y) that AWI had furnished copies of the applicable AWI Prospectus Supplement or applicable Dal-Tile Prospectus, as the case may be, to such Underwriter reasonably prior to the written confirmation of such sale, and (z) such Underwriter would not have been subject to such liability if it had delivered the applicable AWI Prospectus Supplement or applicable Dal-Tile Prospectus, as the case may be, to such person at or prior to the time of written confirmation of such sale.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless AWI, its directors, its officers who sign the AWI Registration Statement and each person, if any, who controls AWI within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from AWI to such Underwriter, but only with reference to information relating to such Underwriter furnished to AWI in writing by such Underwriter through the Managers expressly for use in any preliminary prospectus, the AWI Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impeded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph 7(a) above, and by AWI, in the case of parties indemnified pursuant to paragraph 7(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph 7(a) or 7(b) of this Section is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by AWI on the one hand and the Underwriters on the other hand from the offering of the PEPS or the Shares, as the case may be, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of AWI on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by AWI on the one hand and the Underwriters on the other hand in connection with the offering of the PEPS (or the Shares, as the case may be) shall be deemed to be in the same respective proportions as the net proceeds from the offering of such PEPS (or the Shares, as the case may be) (before deducting expenses) received by AWI and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the AWI Prospectus Supplement (or Dal-Tile Prospectus, as the case may be), bear to the aggregate public offering price of the PEPS (or the Shares, as the case may be). The relative fault of AWI on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by AWI or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of PEPS they have purchased hereunder, and not joint.

          (e) AWI and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 7(d) of this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the PEPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of AWI contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or AWI, its officers or directors or any person controlling AWI and (iii) acceptance of and payment for any of the PEPS or Shares.

     8. TERMINATION. This Agreement shall be subject to termination by notice given by Morgan Stanley & Co. Incorporated to AWI, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of AWI or Dal-Tile shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the PEPS on the terms and in the manner contemplated in the AWI Prospectus or the Secondary Shares on the terms and in the manner contemplated in the Secondary Shares Prospectus.

     9. DEFAULTING UNDERWRITERS. If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase PEPS (or Shares) that it has or they have agreed to purchase hereunder on such date, and the aggregate number of PEPS (or Shares) which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the PEPS (or Shares) to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm PEPS (or Firm Shares) set forth opposite their respective names in Schedule I (or, in the case of Shares, Schedule II) to this Agreement bears to the aggregate principal amount of PEPS (or Shares) set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Morgan Stanley & Co. Incorporated may specify, to purchase the PEPS (or Shares) which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of PEPS (or Shares) that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of PEPS (or Shares) without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm PEPS (or Firm Shares) and the aggregate principal amount of PEPS (or Shares) with respect to which such default occurs is more than one-tenth of the aggregate principal amount of PEPS (or Shares) to be purchased on such date, and arrangements satisfactory to Morgan Stanley & Co. Incorporated and AWI for the purchase of such PEPS (or Shares) are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or AWI. In any such case either Morgan Stanley & Co. Incorporated or AWI shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the AWI Registration Statement and in the AWI Prospectus (or the Dal-Tile Registration Statement and in the Dal-Tile Prospectus) or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of AWI to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason AWI shall be unable to perform its obligations under this Agreement, AWI will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                        Acting on behalf of itself and
                                        the several Underwriters named herein

                                        By:  MORGAN STANLEY & CO. INCORPORATED


                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

Accepted:

ARMSTRONG WORLD INDUSTRIES, INC.

By:
   -----------------------------
   Name:
   Title:

ARMSTRONG ENTERPRISES, INC.

By:
   -----------------------------
   Name:
   Title:

                                                                      SCHEDULE I


                                                               NUMBER OF
                                                            FIRM PEPS SHARES
          UNDERWRITER                                       TO BE PURCHASED
--------------------------------------------------     -------------------------
Morgan Stanley & Co. Incorporated . . . . . . . .

Smith Barney Inc. . . . . . . . . . . . . . . . .













                                                       -------------------------
     Total: . . . . . . . . . . . . . . . . . . .
                                                       =========================


                                                                     SCHEDULE II


                                                               NUMBER OF
                                                              FIRM SHARES
          UNDERWRITER                                       TO BE PURCHASED
--------------------------------------------------     -------------------------
Morgan Stanley & Co. Incorporated . . . . . . . .

Lazard Freres & Co LLC. . . . . . . . . . . . . .

Smith Barney Inc. . . . . . . . . . . . . . . . .

[NAMES OF OTHER UNDERWRITERS] . . . . . . . . . .













                                                       -------------------------
     Total: . . . . . . . . . . . . . . . . . . .
                                                       =========================
